THE SECURITIES SUBSCRIBED FOR BY THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND TRANSFER OF THE SECURITIES IS RESTRICTED AS A RESULT THEREOF, AND ALSO BY THE TERMS OF THIS AGREEMENT.

NATIONAL BEVERAGE CORP.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated as of January 25, 2013, is made by and between National Beverage Corp., a Delaware corporation (the “Company”), and 8100 Partners, LLC, a Florida limited liability company (the “Purchaser”, and together with the Company, the “Parties”).

WHEREAS, the Company desires to issue to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company’s Special Series D Preferred Stock, par value $1.00 per share (the “Special Series D Preferred Stock”), at a price of Fifty Dollars ($50.00) per share.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Purchase and Sale of the Special Series D Preferred Stock. The Company hereby agrees to issue to the Purchaser Four Hundred Thousand (400,000) shares of Special Series D Preferred Stock (the “Shares”) in exchange for Twenty Million Dollars ($20,000,00.00) in immediately available funds (the “Purchase Price”). The Parties are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

2.             Purchaser's Representations and Warranties. Purchaser hereby represents and warrants to the Company as follows:

2.1           Purchaser understands that the Shares have not been registered under the Securities Act, or any state securities laws in reliance on exemptions from such registration for transactions not involving any public offerings. Consequently, the Shares may not be sold, transferred or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. The certificate(s) representing the Shares will bear a restrictive legend consistent with the foregoing. There is no public market for the Shares and there is no assurance one will develop in the future. Purchaser acknowledges that it may have to bear the economic risk of this investment for an indefinite period of time. Purchaser agrees not to resell the Shares or the shares of the Company’s common stock, par value $0.01 per share, underlying the Shares (the “Conversion Shares”) without compliance with the terms of this Agreement, the Securities Act and any applicable state securities laws.

2.2           Purchaser is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act. Purchaser has the requisite knowledge and experience to assess the merits and risks relating to an investment in the Shares, and understands that there exists a substantial risk of a loss of some or all of its investment. Purchaser is acquiring the Shares solely for its own account, for investment, and not with a view to or for the resale, assignment or distribution thereof.

2.3           The Purchaser has received from the Company, and has reviewed, all such information which the Purchaser considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares. The Purchaser has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of the Company so as to receive answers and verify information obtained in the Purchaser’s examination of the Company in relation to its investment in the Shares. No oral or written representations have been made to the Purchaser in connection with the Purchaser’s acquisition of the Shares, which were in any way inconsistent with the information reviewed by the Purchaser. The Purchaser acknowledges that no representations or warranties of any type or description have been made to it by any person with regard to the Company, any of their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Section 3 hereof.

2.4           The Purchaser is a limited liability company organized, validly existing and in good standing under the laws of the State of Florida. The Purchaser has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The Purchaser has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

3.             Company's Representations and Warranties. The Company hereby represents and warrants to the Purchaser as follows:

3.1           The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

3.2           This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.3           Upon payment of the Purchase Price by the Purchaser and delivery to the Purchaser of the certificates for the Shares, such Shares will be validly issued, fully paid and non-assessable and no preemptive rights will exist with respect to any of the Shares or the issuance and sale thereof. In the event that Conversion Shares are issued and paid for in accordance with the terms of the Company’s Certificate of Designations of the Relative Rights and Preferences of the Special Series D Preferred Stock in the form attached as Exhibit A hereto (the “Certificate of Designation”), such Conversion Shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

3.4           The authorized capital stock of the Company as of the Effective Date consists of (i) 75,000,000 shares of common stock par value $0.01, per share authorized (“Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, authorized, of which no shares are issued and outstanding. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.

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3.5           Neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor the performance by the Company of its obligations hereunder, shall (or, with the giving of notice or the lapse of time or both, would) (i) conflict with or violate any provision of the Company’s Certificate of Incorporation or Bylaws; (ii) give rise to a conflict, breach or default, or any right of termination, cancellation or acceleration of remedies or rights, or otherwise result in a loss of benefits to the Company, under the provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets is otherwise bound; or (iii) violate any law applicable to the Company or any of its properties or assets.

4.             Covenants and Agreements

4.1           The Certificate of Designation shall be executed by the Company and filed with the Secretary of State of the State of Delaware.

4.2           Each certificate representing the Shares (and the Conversion Shares when issued) shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

5.             Miscellaneous

5.1           All notices or other communications given or made hereunder shall be in writing and shall be delivered by hand, against written receipt, or mailed by registered or certified mail, return receipt requested, postage prepaid, to Purchaser at the address set forth below and to the Company at its address set forth below. Notices shall be deemed given on the date of receipt or, if mailed, three (3) business days after mailing, except notices of change of address, which shall be deemed given when received.

5.2           Each Party will be responsible for the payment of its own expenses in connection with the (i) negotiation of this Agreement and related agreements and (ii) consummation of the transactions contemplated hereby.

5.3           This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws.

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5.4           Purchaser's representations and warranties in Section 2 above shall survive the delivery of this Agreement and the delivery of the Shares.

5.5           This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.

5.6           This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Any signed copy delivered by facsimile or other electronic means shall be binding to the same extent as a signed original with regard to this Agreement.

** Remainder of Page Intentionally Left Blank **

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IN WITNESS WHEREOF, this Agreement has been carefully reviewed and duly executed by or on behalf of the Parties hereto as of the Effective Date.

“COMPANY”

NATIONAL BEVERAGE CORP.

By:	/s/ Dean A. McCoy
Name: Dean A. McCoy
Title: Sr. VP

Address:

“PURCHASER”

8100 PARTNERS, LLC

By:	/s/ George R. Bracken
Name: George R. Bracken
Title: Manager

Address:

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EXHIBIT A

Certificate of Designation of the Special Series D Preferred Stock